Exhibit 99

NEWS RELEASE

ARTHUR J. GALLAGHER & CO. ANNOUNCES

THIRD QUARTER 2010 FINANCIAL RESULTS

ITASCA, IL, October 26, 2010 — Arthur J. Gallagher & Co. (NYSE: AJG) today reported its financial results for the quarter and nine-month period ended September 30, 2010. A printer-friendly format of this release and supplemental quarterly data is available at www.ajg.com.

Quarter Ended September 30

	Revenues			EBITDAC			Diluted Net Earnings (Loss) Per Share
Segment	3rd Q 10	3rd Q 09	Chg	3rd Q 10	3rd Q 09	Chg	3rd Q 10	3rd Q 09	Chg
	$ in millions			$ in millions
Continuing Operations
Brokerage, as adjusted	$347.5	$324.1	7%	$86.6	$80.9	7%	$0.38	$0.36	6%
Gains on book sales and other	3.8	1.7		3.8	1.7		0.02	0.01
Adjust earnout payables	—	—		—	—		0.03	—
Litigation settlement	—	—		—	(0.5)		—	—
Workforce & lease termination	—	—		(1.2)	(1.1)		(0.01)	(0.01)

Brokerage, as reported	351.3	325.8		89.2	81.0		0.42	0.36

Risk Management, as adjusted	111.4	113.5	-2%	16.8	17.4	-3%	0.08	0.09	-11%
Litigation settlement	—	—		(2.8)	—		(0.02)	—

Risk Management, as reported	111.4	113.5		14.0	17.4		0.06	0.09

Total Brokerage & Risk Management	462.7	439.3		103.2	98.4		0.48	0.45
Corporate	0.5	0.2		(5.3)	(5.8)		(0.04)	(0.04)

Total Continuing Operations	$463.2	$439.5		$97.9	$92.6		0.44	0.41

Discontinued Operations							—	—

Total Company							$0.44	$0.41

Nine Months Ended September 30

	Revenues			EBITDAC			Diluted Net Earnings (Loss) Per Share
Segment	9 Mths 10	9 Mths 09	Chg	9 Mths 10	9 Mths 09	Chg	9 Mths 10	9 Mths 09	Chg
	$ in millions			$ in millions
Continuing Operations
Brokerage, as adjusted	$997.4	$944.3	6%	$235.7	$218.1	8%	$0.98	$0.97	1%
Gains on book sales and other	5.3	11.1		5.3	11.1		0.03	0.07
Adjust earnout payables	—	—		—	—		0.04	—
Litigation settlement	—	—		(3.5)	(0.6)		(0.02)	—
Workforce & lease termination	—	—		(5.4)	(2.0)		(0.03)	(0.01)

Brokerage, as reported	1,002.7	955.4		232.1	226.6		1.00	1.03

Risk Management, as adjusted	333.3	339.0	-2%	52.3	52.2	0%	0.25	0.26	-4%
Litigation settlement	—	—		(2.8)	—		(0.02)	—
Workforce & lease termination	—	—		(0.4)	(0.9)		—	(0.01)

Risk Management, as reported	333.3	339.0		49.1	51.3		0.23	0.25

Total Brokerage & Risk Management	1,336.0	1,294.4		281.2	277.9		1.23	1.28
Corporate	69.1	(0.2)		(12.0)	(10.3)		(0.11)	(0.14)

Total Continuing Operations	$1,405.1	$1,294.2		$269.2	$267.6		1.12	1.14

Discontinued Operations							0.02	(0.02)

Total Company							$1.14	$1.12

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“We are encouraged by our results and accomplishments this quarter,” said J. Patrick Gallagher Jr., Chairman, President and CEO. “Posting slightly positive organic growth in our Brokerage Segment in this rate and economic environment is a testament to our sales culture. In Risk Management, the team did an excellent job of closing the GAB Robins transaction and we are actively welcoming over 400 employees and over 200 clients to Gallagher Bassett. Throughout the company, we continue to build tremendous resources that provide great service to our clients.”

This press release contains certain information not prepared in accordance with United States generally accepted accounting principles (GAAP), including the financial measures entitled EBITDAC, EBITDAC margin, Adjusted EBITDAC, Adjusted EBITDAC margin, Diluted Net Earnings Per Share (As Adjusted) for the Brokerage and Risk Management segments and organic change in commission, fee and supplemental commission revenues. Definitions and purposes of such non-GAAP measures are included on page 6 of this press release. Reconciliations to the most directly comparable GAAP measure are also included in this press release for EBITDAC (on page 8); for Adjusted EBITDAC and Adjusted EBITDAC margin (on pages 3 and 4, respectively, for the Brokerage and Risk Management segments); for Diluted Net Earnings Per Share (As Adjusted) for the Brokerage and Risk Management segments (on page 1); and for organic change in commission, fee and supplemental commission revenues (on pages 2 and 3, respectively, for the Brokerage and Risk Management segments).

Brokerage Segment Third Quarter Highlights

•	The following provides non-GAAP information that management believes is helpful when comparing certain components of 2010 organic revenues with the same periods in 2009 (in millions):

	3rd Q 10	3rd Q 09	9 Mths 10	9 Mths 09
Commissions and Fees
Commissions as reported	$251.9	$237.0	$713.1	$684.7
Fees as reported	74.8	75.8	198.2	204.5
Less commissions and fees from acquisitions	(12.9)	—	(42.2)	—
Levelized foreign currency translation	—	0.1	—	2.3

Organic commissions and fees	$313.8	$312.9	$869.1	$891.5

Organic change in commissions and fees	0.3%		-2.5%

Supplemental Commissions
Supplemental commissions as reported	$10.2	$4.5	$48.7	$26.0
Less supplemental commissions from acquisitions	(1.6)	—	(4.8)	—
Timing items, net (note 8)	—	5.3	(14.7)	1.5

Organic supplemental commissions	$8.6	$9.8	$29.2	$27.5

Organic change in supplemental commissions	-12.2%		6.2%

Contingent Commissions
Contingent commissions as reported	$9.5	$5.8	$33.7	$25.6
Less contingent commissions from acquisitions	(3.1)	—	(5.6)	—

Organic contingent commissions	$6.4	$5.8	$28.1	$25.6

Organic change in contingent commissions	10.3%		9.8%

Combination Calculations
Organic change in commissions and fees and supplemental commissions	-0.1%		-2.3%

Organic change in commissions and fees, supplemental commissions and contingent commissions	0.1%		-1.9%

•	The following is a summary of acquisition activity for 2010 and 2009:

	3rd Q 10	3rd Q 09	9 Mths 10	9 Mths 09
Shares issued in acquisitions	679,000	463,000	2,211,000	4,946,000
Number of acquisitions closed	4	2	12	11
Annualized revenues acquired (in millions)	$12.5	$2.9	$56.7	$83.7

•

Third quarter compensation expense ratio shown on page 7 was 0.1 pts lower than the same period in 2009. After eliminating the impact of book gains and supplemental commission timing, the third quarter compensation expense ratio was 1.2 pts higher than the same period in 2009. The ratio was primarily impacted by increased producer and field management incentive compensation costs of 1.1 pts and increased management and long-term deferred stock-based compensation costs of 0.9 pts, partially offset by 1.1 pts due to reduced headcount.

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Brokerage Segment Third Quarter Highlights (continued)

•

Third quarter operating expense ratio shown on page 7 was 0.5 pts lower than the same period in 2009. After eliminating the impact of book gains and supplemental commission timing, the third quarter operating expense ratio was 0.2 pts lower than the same period in 2009. All operating expense categories were generally consistent with the same period in 2009.

•

Third quarter 2010 change in estimated acquisition earnout payables includes income of $5.6 million related to net downward adjustments made for five 2009 acquisitions as a result of revised earnout projections.

•	The following provides non-GAAP information that management believes is helpful when comparing 2010 EBITDAC and 2010 Adjusted EBITDAC to the same periods in 2009 (in millions):

	3rd Q 10	3rd Q 09	9 Mths 10	9 Mths 09
Earnings from continuing operations	$44.2	$36.9	$105.1	$102.5
Provision for income taxes	29.4	24.5	70.7	67.6
Depreciation	5.1	4.7	14.6	14.1
Amortization	14.4	13.7	44.6	39.8
Change in estimated acquisition earnout payables	(3.9)	1.2	(2.9)	2.6

Total EBITDAC	89.2	81.0	232.1	226.6
Gains from books of business sales and other	(3.8)	(1.7)	(5.3)	(11.1)
Net supplemental commission timing (note 8)	—	5.3	(14.7)	1.5
Workforce related charges	1.2	0.8	4.8	1.5
Lease termination related charges	—	0.3	0.6	0.5
Litigation settlement	—	0.5	3.5	0.6
Levelized foreign currency translation	—	(0.5)	0.7	(0.3)

Adjusted EBITDAC	$86.6	$85.7	$221.7	$219.3

Adjusted EBITDAC change	1.1%		1.1%

Adjusted EBITDAC margin	24.9%	26.0%	22.6%	23.2%

Risk Management Segment Third Quarter Highlights

•	The following provides non-GAAP information that management believes is helpful when comparing 2010 organic fee revenues with the same periods in 2009 (in millions):

	3rd Q 10	3rd Q 09	9 Mths 10	9 Mths 09
Fees as reported	$110.9	$113.1	$331.9	$337.9
Levelized foreign currency translation	—	1.0	—	6.3

Organic fees	110.9	114.1	331.9	344.2
Change in performance bonus revenues	—	(0.1)	—	(1.8)

Adjusted organic fee revenues	$110.9	$114.0	$331.9	$342.4

Organic change in fee revenues	-2.8%		-3.6%

Adjusted organic change in fee revenues	-2.7%		-3.1%

•

Third quarter compensation expense ratio shown on page 7 was 3.5 pts higher than the same period in 2009. The ratio was primarily impacted by a $3.5 million litigation settlement expense of 3.1 pts and increased temporary staff costs of 0.5 pts.

•	Third quarter operating expense ratio shown on page 7 was 0.7 pts lower than the same period in 2009 primarily due to decreased professional fees of 0.6 pts due to the litigation settlement.

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Risk Management Segment Third Quarter Highlights (continued)

•	The following provides non-GAAP information that management believes is helpful when comparing 2010 EBITDAC and 2010 Adjusted EBITDAC to the same periods in 2009 (in millions):

	3rd Q 10	3rd Q 09	9 Mths 10	9 Mths 09
Earnings from continuing operations	$6.4	$8.7	$23.7	$25.3
Provision for income taxes	4.4	5.6	15.9	16.7
Depreciation	3.1	3.0	9.1	8.8
Amortization	0.1	0.1	0.4	0.5

Total EBITDAC	14.0	17.4	49.1	51.3

Workforce related charges	0.1	—	0.3	0.3
Litigation settlement	2.8	—	2.8	—
Lease termination related charges	(0.1)	—	0.1	0.6
Levelized foreign currency translation	—	0.1	—	1.3

Adjusted EBITDAC	$16.8	$17.5	$52.3	$53.5

Adjusted EBITDAC change	-4.0%		-2.2%

Adjusted EBITDAC margin	15.1%	15.4%	15.7%	15.8%

Corporate Segment Third Quarter Highlights

The Corporate Segment reports the financial information related to Gallagher’s debt, investments in clean-energy ventures, external acquisition-related costs and other corporate costs:

	2010			2009
	Pretax Earnings (Loss)	Income Tax Benefit	Net Earnings (Loss)	Pretax Earnings (Loss)	Income Tax Benefit	Net Earnings (Loss)
3rd Quarter
Interest and banking costs	$(9.3)	$3.7	$(5.6)	$(7.4)	$3.0	$(4.4)
Clean-energy ventures	(2.4)	5.0	2.6	(3.6)	5.0	1.4
Acquisition costs	(0.6)	0.2	(0.4)	—	—	—
Corporate	(1.7)	0.7	(1.0)	(1.6)	0.6	(1.0)

	$(14.0)	$9.6	$(4.4)	$(12.6)	$8.6	$(4.0)

Nine-months
Interest and banking costs	$(27.0)	$10.5	$(16.5)	$(21.7)	$8.7	$(13.0)
Clean-energy ventures	(4.0)	13.3	9.3	(5.0)	6.7	1.7
Acquisition costs	(2.7)	1.0	(1.7)	(0.4)	0.2	(0.2)
Corporate	(4.5)	1.9	(2.6)	(4.3)	1.7	(2.6)

	$(38.2)	$26.7	$(11.5)	$(31.4)	$17.3	$(14.1)

•

Debt - Gallagher has $550.0 million of long-term borrowing outstanding under two private placement agreements, which is due and payable in various amounts in 2014 through 2019. Gallagher also maintains an unsecured line of credit of $500.0 million that expires July 14, 2014. There were no borrowings outstanding under Gallagher’s line of credit facility at September 30, 2010.

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Corporate Segment Third Quarter Highlights (continued)

•	Clean-energy ventures - Gallagher owns positions in eight commercial clean-coal operations:

•

Gallagher owns minority positions in six of these operations, which have been producing refined coal under temporary regulatory operating permits. Related to these ventures, Gallagher recognizes earnings from a combination of its minority share of the ventures’ operating earnings and income tax credits under Section 45 of the Internal Revenue Code (IRC Section 45). Gallagher and its utility partners expect production to be limited in the fourth quarter due to seasonality and to perform testing in conjunction with obtaining permanent regulatory operating permits. Accordingly, these six facilities could generate net earnings for Gallagher of up to $1.0 million in the last quarter of 2010.

•	In addition, Gallagher owns 90% of two of these operations, which as planned, did not run in third quarter while Gallagher seeks operating sites and co-investors for these operations.

•

After obtaining permanent regulatory operating permits and getting all eight clean-coal operations into production, Gallagher could generate up to $10.0 million of quarterly net earnings through 2019, from a combination of pretax income and tax credits under IRC Section 45. However, Gallagher can make no assurances regarding when any of these operations will be in production nor the volume of refined coal that will be produced in any particular period.

Consolidated Company Income Taxes

Gallagher allocates the provision for income taxes to its Brokerage and Risk Management Segments as if those segments were computing income tax provisions on a separate company basis. Gallagher historically has reported, and anticipates reporting for the foreseeable future, an effective tax rate of approximately 39% to 41% in both its Brokerage and Risk Management Segments. Gallagher’s consolidated effective tax rate for third quarter was 34.4% and 34.1% in 2010 and 2009, respectively. Gallagher’s tax rate for third quarter 2010 was lower than the statutory rate due to the impact of IRC Section 45 tax credits. Gallagher’s tax rate for third quarter 2009 was lower than the statutory rate due to the resolution and/or the expiration of various statutes of limitations related to certain income tax matters in 2009.

Webcast Conference Call

Gallagher will host a webcast conference call on Wednesday, October 27, 2010 at 9:00 a.m. ET/8:00 a.m. CT to discuss its financial results for the quarter ended September 30, 2010. To listen to the call, please go to www.ajg.com. The call will be available for replay at such website for not less than 90 days.

About Arthur J. Gallagher & Co.

Arthur J. Gallagher & Co., an international insurance brokerage and risk management services firm, is headquartered in Itasca, Illinois, has operations in 15 countries and does business in more than 100 countries around the world through a network of correspondent brokers and consultants.

Information Concerning Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Examples of forward-looking statements include, but are not limited to, statements regarding future income and tax credits generated by Gallagher’s clean-energy operations, statements regarding the future revenue and earnings impact of acquisitions and statements regarding anticipated future results or performance of any segment or the Company as a whole. When used in this press release, the words “anticipates,” “believes,” “should,” “could,” “estimates,” “expects,” “intends,” “plans” and variations thereof and similar expressions, are intended to identify forward-looking statements.

Forward-looking statements are based on Gallagher’s current expectations and assumptions regarding its business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Gallagher’s actual results may differ materially from those contemplated by the forward-looking statements. Readers are therefore cautioned against relying on any of the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance.

Important factors that could cause actual results to differ from those in the forward-looking statements include: changes in worldwide and national economic conditions; changes in premium rates and in insurance markets generally; changes in the insurance brokerage industry’s competitive landscape; changes in Gallagher’s accounting estimates and assumptions; integration risks related to acquisitions; uncertainties related to Gallagher’s IRC Section 45 investments, including receipt by Gallagher’s utility partners of long-term permits to operate facilities; Gallagher’s ability to find operating sites and co-investors for its non-operating clean-energy facilities; other regulatory uncertainties such as potential IRS challenges to Gallagher’s ability to claim tax credits under IRC Section 45; uncertainties surrounding utilities’ future use of coal to generate electricity; operational risks at Gallagher’s IRC Section 45 operations; business risks relating to Gallagher’s co-investors and partners; intellectual property risks; environmental risks; and the other factors that are described in Gallagher’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, including in the section entitled “Risk Factors” in Item 1A.

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Any forward-looking statement made by Gallagher in this press release speaks only as of the date on which it is made. Except as required by applicable law, Gallagher does not undertake to update the information included herein or the corresponding earnings release posted on Gallagher’s website.

Information Regarding Non-GAAP Measures

In addition to reporting financial results in accordance with GAAP, this press release provides information regarding EBITDAC, EBITDAC margin, Adjusted EBITDAC, Adjusted EBITDAC margin, Diluted Net Earnings Per Share (As Adjusted) for the Brokerage and Risk Management segments and organic change in commission, fee and supplemental commission revenues. These measures are not in accordance with, or an alternative to, the GAAP information provided in this press release. Gallagher’s management believes that these presentations provide useful information to management, analysts and investors regarding financial and business trends relating to Gallagher’s results of operations and financial condition. Gallagher’s industry peers provide similar supplemental non-GAAP information, although they may not use the same or comparable terminology and may not make identical adjustments. The non-GAAP information provided by Gallagher should be used in addition to, but not as a substitute for, the GAAP information provided. Certain reclassifications have been made to the prior year amounts reported in the press release in order to conform them to the current year presentation.

Earnings Measures. Gallagher believes that each of EBITDAC, EBITDAC margin, Adjusted EBITDAC Adjusted EBITDAC margin, and Diluted Net Earnings Per Share (As Adjusted) for the Brokerage and Risk Management segments, as defined below, provides a meaningful representation of its operating performance. Gallagher considers EBITDAC and EBITDAC margin as a way to measure financial performance on an ongoing basis. Adjusted EBITDAC, Adjusted EBITDAC margin and Diluted Net Earnings Per Share (As Adjusted) for the Brokerage and Risk Management segments are meant to reflect the true operating performance of Gallagher’s business; consequently, they exclude items that could be considered “non-operating” or “non-core” in nature.

•	EBITDAC – Gallagher defines this measure as earnings from continuing operations before interest, income taxes, depreciation, amortization and the change in estimated acquisition earnout payables.

•	EBITDAC margin – Gallagher defines this measure as EBITDAC divided by total revenues.

•

Adjusted EBITDAC – Gallagher defines this measure as EBITDAC adjusted to exclude gains realized from sales of books of business, supplemental commission timing amounts, workforce related charges, lease termination related charges, litigation settlement amounts and the period over period impact of foreign currency translation. The amounts excluded with respect to foreign currency translation are calculated by applying 2010 foreign exchange rates to the same periods in 2009.

•

Adjusted EBITDAC margin – Gallagher defines this measure as Adjusted EBITDAC divided by total revenues, as adjusted to exclude gains realized from sales of books of business and supplemental commission timing amounts.

•

Diluted Net Earnings Per Share (As Adjusted) for the Brokerage and Risk Management segments – Gallagher defines this measure as earnings from continuing operations adjusted to exclude the after-tax impact of gains realized from sales of books of business, workforce related charges, lease termination related charges, litigation settlement amounts and the change in estimated acquisition earnout payables, divided by diluted weighted average shares outstanding.

Organic Revenues. Organic change in commission, fee and supplemental commission revenues excludes the first twelve months of net commission, fee and supplemental commission revenues generated from acquisitions accounted for as purchases and the net commission and fee revenues related to operations disposed of in each year presented. These commissions and fees are excluded from organic revenues in order to determine the revenue growth that is associated with the operations that were a part of Gallagher in both the current and prior year. In addition, organic growth excludes the impact of contingent commission revenues and the period over period impact of foreign currency translation. The amounts excluded with respect to foreign currency translation are calculated by applying 2010 foreign exchange rates to the same periods in 2009.

Reconciliation of Non-GAAP Information Presented to GAAP Measure. This press release includes tabular reconciliations to the most comparable GAAP measures for EBITDAC (on page 8); for Adjusted EBITDAC and Adjusted EBITDAC margin (on pages 3 and 4, respectively, for the Brokerage and Risk Management segments); for Diluted Net Earnings Per Share (As Adjusted) for the Brokerage and Risk Management segments (on page 1); and for organic change in commission, fee and supplemental commission revenues (on pages 2 and 3, respectively, for the Brokerage and Risk Management segments).

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Arthur J. Gallagher & Co.

Segment Statement of Earnings

(Unaudited - in millions except per share, percentage and workforce data)

	3 Months Ended Sep 30, 2010	3 Months Ended Sep 30, 2009	9 Months Ended Sep 30, 2010	9 Months Ended Sep 30, 2009
BROKERAGE SEGMENT

Commissions	$251.9	$237.0	$713.1	$684.7
Fees	74.8	75.8	198.2	204.5
Supplemental and contingent commissions (8)	19.7	10.3	82.4	51.6
Investment income	1.1	1.0	3.7	3.5
Gains realized on books of business sales and other	3.8	1.7	5.3	11.1

Revenues	351.3	325.8	1,002.7	955.4

Compensation	205.0	190.3	603.2	572.1
Operating	57.1	54.5	167.4	156.7
Depreciation	5.1	4.7	14.6	14.1
Amortization	14.4	13.7	44.6	39.8
Change in estimated acquisition earnout payables	(3.9)	1.2	(2.9)	2.6

Expenses	277.7	264.4	826.9	785.3

Earnings from continuing operations before income taxes	73.6	61.4	175.8	170.1
Provision for income taxes	29.4	24.5	70.7	67.6

Earnings from continuing operations	$44.2	$36.9	$105.1	$102.5

Diluted earnings from continuing operations per share	$0.42	$0.36	$1.00	$1.03
Growth - revenues	8%	4%	5%	8%
Organic growth (decline) in commissions, fees and supplemental commissions (1)	0%	-4%	-2%	-3%
Compensation expense ratio (4)	58%	58%	60%	60%
Operating expense ratio (5)	16%	17%	17%	16%
Pretax profit margin (6)	21%	19%	18%	18%
EBITDAC margin (3)	25%	25%	23%	24%
Effective tax rate	40%	40%	40%	40%
Workforce at end of period (includes acquisitions)			6,068	5,965

RISK MANAGEMENT SEGMENT

Fees	$110.9	$113.1	$331.9	$337.9
Investment income	0.5	0.4	1.4	1.1

Revenues	111.4	113.5	333.3	339.0

Compensation	72.5	69.9	206.9	207.9
Operating	24.9	26.2	77.3	79.8
Depreciation	3.1	3.0	9.1	8.8
Amortization	0.1	0.1	0.4	0.5

Expenses	100.6	99.2	293.7	297.0

Earnings from continuing operations before income taxes	10.8	14.3	39.6	42.0
Provision for income taxes	4.4	5.6	15.9	16.7

Earnings from continuing operations	$6.4	$8.7	$23.7	$25.3

Diluted earnings from continuing operations per share	$0.06	$0.09	$0.23	$0.25
Growth (decline) - revenues	-2%	-4%	-2%	-3%
Organic growth (decline) in fees (1)	-3%	-3%	-4%	0%
Compensation expense ratio (4)	65%	62%	62%	61%
Operating expense ratio (5)	22%	23%	23%	24%
Pretax profit margin (6)	10%	13%	12%	12%
EBITDAC margin (3)	13%	15%	15%	15%
Effective tax rate	41%	39%	40%	40%
Workforce at end of period			3,660	3,835

CORPORATE SEGMENT

Revenues from consolidated clean coal facilities	$—	$—	$62.7	$—
Royalty income from clean coal licenses	0.8	—	2.5	0.4
Income from unconsolidated clean coal facilities	0.2	—	0.9	—
Other net revenues (loss)	(0.5)	0.2	3.0	(0.6)

Revenues	0.5	0.2	69.1	(0.2)

Cost of revenues from consolidated clean coal facilities	—	—	64.0	—
Compensation	3.0	3.0	8.4	4.9
Operating	2.8	3.0	8.7	5.2
Interest	8.6	6.8	25.9	21.1
Depreciation	0.1	—	0.3	—

Expenses	14.5	12.8	107.3	31.2

Loss from continuing operations before income taxes	(14.0)	(12.6)	(38.2)	(31.4)
Benefit for income taxes	(9.6)	(8.6)	(26.7)	(17.3)

Loss from continuing operations	$(4.4)	$(4.0)	$(11.5)	$(14.1)

Diluted loss from continuing operations per share	$(0.04)	$(0.04)	$(0.11)	$(0.14)

See notes to third quarter 2010 earnings release and non-GAAP financial measures on page 9 of 10.

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Arthur J. Gallagher & Co.

Consolidated Statement of Earnings

(Unaudited - in millions except share and per share data)

	3 Months Ended Sep 30, 2010	3 Months Ended Sep 30, 2009	9 Months Ended Sep 30, 2010	9 Months Ended Sep 30, 2009
TOTAL COMPANY

Commissions	$251.9	$237.0	$713.1	$684.7
Fees	185.7	188.9	530.1	542.4
Supplemental and contingent commissions	19.7	10.3	82.4	51.6
Investment income	1.6	1.4	5.1	4.6
Gains realized on books of business sales and other	3.8	1.7	5.3	11.1
Revenues from clean coal activities	1.0	—	66.1	0.4
Other net revenues (loss) - Corporate	(0.5)	0.2	3.0	(0.6)

Revenues	463.2	439.5	1,405.1	1,294.2

Compensation	280.5	263.2	818.5	784.9
Operating	84.8	83.7	253.4	241.7
Cost of revenues from clean coal activities	—	—	64.0	—
Interest	8.6	6.8	25.9	21.1
Depreciation	8.3	7.7	24.0	22.9
Amortization	14.5	13.8	45.0	40.3
Change in estimated acquisition earnout payables	(3.9)	1.2	(2.9)	2.6

Expenses	392.8	376.4	1,227.9	1,113.5

Earnings from continuing operations before income taxes	70.4	63.1	177.2	180.7
Provision for income taxes	24.2	21.5	59.9	67.0

Earnings from continuing operations	46.2	41.6	117.3	113.7

Earnings (loss) on discontinued operations, net of income taxes	—	—	2.1	(1.9)

Net earnings	$46.2	$41.6	$119.4	$111.8

Diluted earnings from continuing operations per share	$0.44	$0.41	$1.12	$1.14
Diluted earnings (loss) on discontinued operations per share	—	—	0.02	(0.02)

Diluted net earnings per share	$0.44	$0.41	$1.14	$1.12

Dividends declared per share	$0.32	$0.32	$0.96	$0.96

Arthur J. Gallagher & Co. EBITDAC (2) (Unaudited - in millions)
	3 Months Ended Sep 30, 2010	3 Months Ended Sep 30, 2009	9 Months Ended Sep 30, 2010	9 Months Ended Sep 30, 2009
BROKERAGE SEGMENT

Earnings from continuing operations	$44.2	$36.9	$105.1	$102.5
Provision for income taxes	29.4	24.5	70.7	67.6
Depreciation	5.1	4.7	14.6	14.1
Amortization	14.4	13.7	44.6	39.8
Change in estimated acquisition earnout payables	(3.9)	1.2	(2.9)	2.6

Brokerage EBITDAC	$89.2	$81.0	$232.1	$226.6

RISK MANAGEMENT SEGMENT

Earnings from continuing operations	$6.4	$8.7	$23.7	$25.3
Provision for income taxes	4.4	5.6	15.9	16.7
Depreciation	3.1	3.0	9.1	8.8
Amortization	0.1	0.1	0.4	0.5

Risk Management EBITDAC	$14.0	$17.4	$49.1	$51.3

CORPORATE SEGMENT

Loss from continuing operations	$(4.4)	$(4.0)	$(11.5)	$(14.1)
Benefit for income taxes	(9.6)	(8.6)	(26.7)	(17.3)
Interest	8.6	6.8	25.9	21.1
Depreciation	0.1	—	0.3	—

Corporate EBITDAC	$(5.3)	$(5.8)	$(12.0)	$(10.3)

TOTAL COMPANY

Net earnings	$46.2	$41.6	$119.4	$111.8
Earnings (loss) on discontinued operations, net of income taxes	—	—	(2.1)	1.9

Earnings from continuing operations	46.2	41.6	117.3	113.7
Provision for income taxes	24.2	21.5	59.9	67.0

Earnings from continuing operations before income taxes	70.4	63.1	177.2	180.7
Interest	8.6	6.8	25.9	21.1
Depreciation	8.3	7.7	24.0	22.9
Amortization	14.5	13.8	45.0	40.3
Change in estimated acquisition earnout payables	(3.9)	1.2	(2.9)	2.6

Total Company EBITDAC	$97.9	$92.6	$269.2	$267.6

See notes to third quarter 2010 earnings release and non-GAAP financial measures on page 9 of 10.

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Arthur J. Gallagher & Co.

Consolidated Balance Sheet

(Unaudited - in millions except per share data)

	Sep 30, 2010	Dec 31, 2009
Cash and cash equivalents	$296.3	$205.9
Restricted cash	565.4	522.6
Premiums and fees receivable	704.9	693.7
Other current assets	123.3	117.8

Total current assets	1,689.9	1,540.0
Fixed assets - net	75.8	80.7
Deferred income taxes	244.9	271.1
Other noncurrent assets	190.1	177.8
Goodwill - net	824.4	742.3
Amortizable intangible assets - net	435.6	438.4

Total assets	$3,460.7	$3,250.3

Premiums payable to insurance and reinsurance companies	$1,252.7	$1,166.5
Accrued compensation and other accrued liabilities	190.9	214.7
Unearned fees	44.5	41.5
Other current liabilities	38.5	51.7
Income taxes payable	5.7	—
Corporate related borrowings - current	—	—

Total current liabilities	1,532.3	1,474.4

Corporate related borrowings - noncurrent	550.0	550.0
Other noncurrent liabilities	367.0	333.0

Total liabilities	2,449.3	2,357.4

Stockholders’ equity:
Common stock - issued and outstanding	106.0	102.5
Capital in excess of par value	439.6	349.1
Retained earnings	468.4	450.3
Accumulated other comprehensive loss	(2.6)	(9.0)

Total stockholders’ equity	1,011.4	892.9

Total liabilities and stockholders’ equity	$3,460.7	$3,250.3

	3 Months Ended Sep 30, 2010	3 Months Ended Sep 30, 2009	9 Months Ended Sep 30, 2010	9 Months Ended Sep 30, 2009
OTHER INFORMATION

Basic weighted average shares outstanding (000s)	105,499	101,352	104,202	99,994
Diluted weighted average shares outstanding (000s)	105,736	101,550	104,384	100,108
Common shares repurchased (000s)	10	17	25	35
Common shares issued in acquisitions (000s)	679	463	2,211	4,946
Number of acquisitions closed	4	2	12	11
Annualized revenues acquired (in millions)	$12.5	$2.9	$56.7	$83.7
Annualized return on beginning stockholders’ equity (7)			18%	20%
Workforce at end of period (includes acquisitions)			9,967	10,015
Book value per share (at end of period)			$9.54	$8.71

Notes to Third Quarter 2010 Earnings Release

Non-GAAP Financial Measures (See “Information Regarding Non-GAAP Measures” on page 6 of 10 above)

(1)	Organic growth (decline) in commission, fee and supplemental commission revenues excludes the first twelve months of net commission, fee and supplemental commission revenues generated from acquisitions accounted for as purchases and the net commission and fee revenues related to operations disposed of in each year presented. These commissions and fees are excluded from organic revenues in order to determine the revenue growth that is associated with the operations that were a part of Gallagher in both the current and prior year. In addition, organic growth excludes the impact of contingent commission revenues and the period over period impact of foreign currency translation. The amounts excluded with respect to foreign currency translation are calculated by applying 2010 foreign exchange rates to the same periods in 2009.

(2)	EBITDAC represents earnings from continuing operations before interest, income taxes, depreciation, amortization and change in estimated acquisition earnout payables.

(3)	Represents EBITDAC divided by total revenues.

Other

(4)	Represents compensation expense divided by total revenues.

(5)	Represents operating expenses divided by total revenues.

(6)	Represents pretax earnings divided by total revenues.

(7)	Represents annualized year-to-date net earnings divided by total stockholders’ equity as of the beginning of the year.

(8)	Reported supplemental and contingent commission revenues recognized in 2010, 2009 and 2008 by quarter are shown in the table below. As previously disclosed, many insurance carriers now provide sufficient information for Gallagher to recognize supplemental commission revenues on a quarterly basis for a majority of its 2010 supplemental commission arrangements. However, in 2009 and prior years, most carriers only provided this information on an annual basis after the end of the contract period. Accordingly, the 2010 amounts reported in the table below include both a full year of 2009 supplemental commission revenues and 2010 supplemental commission revenues that were recognized by Gallagher on a quarterly basis. This situation should not occur again in 2011 and later years as Gallagher anticipates that most of the carriers will continue to provide information on a quarterly basis sufficient to allow it to recognize revenues in a similar manner in future quarters. Gallagher expects to recognize a total of approximately $9.0 million to $11.0 million of supplemental commission revenues in the fourth quarter of 2010 and each quarter of 2011, assuming that the current market conditions continue in those future quarters.

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Notes to Third Quarter 2010 Earnings Release (continued)

(8)	(Continued) To assist in comparing 2010 to 2009, the supplemental commission timing line in the tables on pages 2 of 10 and 3 of 10 of this earnings release adjusts the 2009 revenue and EBITDAC amounts as if Gallagher had been receiving the information from the carriers and recognizing the quarterly supplemental commissions in 2009 on the same basis as it is in 2010. In order to estimate the quarterly information for 2009 and 2008 as if it would have been reported by the carriers, Gallagher allocated the annual amounts received from the carriers after the contract period to each quarter in the annual period on a straight-line pro rata basis. The adjusted supplemental commission amounts for 2009 and 2008 would change if different allocation methods were used. The adjustments made to the reported supplemental commissions are as follows (in millions):

	Q1	Q2	Q3	Q4	Full Year
2010
Reported supplemental commissions	$27.9	$10.6	$10.2		$48.7
Adjustment as if supplemental commission information was provided on a quarterly basis	(14.7)	—	—		(14.7)

Adjusted supplemental commissions	13.2	10.6	10.2		34.0
Reported contingent commissions	15.5	8.7	9.5		33.7

Adjusted supplemental and reported contingent commissions	$28.7	$19.3	$19.7		$67.7

2009
Reported supplemental commissions	$15.7	$5.8	$4.5	$11.4	$37.4
Adjustment as if supplemental commission information was provided on a quarterly basis	(8.2)	4.4	5.3	(0.1)	1.4

Adjusted supplemental commissions	7.5	10.2	9.8	11.3	38.8
Reported contingent commissions	13.8	6.0	5.8	2.0	27.6

Adjusted supplemental and reported contingent commissions	$21.3	$16.2	$15.6	$13.3	$66.4

2008
Reported supplemental commissions	$6.4	$3.3	$5.1	$5.6	$20.4
Adjustment as if supplemental commission information was provided on a quarterly basis	(1.6)	3.0	2.4	2.3	6.1

Adjusted supplemental commissions	4.8	6.3	7.5	7.9	26.5
Reported contingent commissions	11.5	5.0	7.2	1.6	25.3

Adjusted supplemental and reported contingent commissions	$16.3	$11.3	$14.7	$9.5	$51.8

(9)	Investment related information is as follows (in millions):

	September 30, 2010		December 31,
	Assets	Funding Commitments	2009 Assets
Clean-coal related ventures	$21.2	$—	$29.8
Biomass energy venture	8.4	—	8.5
Venture capital funds and other	6.8	1.1	7.4

Total	$36.4	$1.1	$45.7

Contact: Marsha Akin

Investor Relations - 630-285-3501

marsha_akin@ajg.com

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